EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2020 Earnings and Quarterly Dividend

Warren, Pennsylvania — January 25, 2021

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2020 of $35.1 million, or $0.28 per diluted share. This represents an increase of $9.5 million, or 37.0%, compared to the same quarter last year when net income was $25.6 million, or $0.24 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2020 were 9.00% and 1.01% compared to 7.52% and 0.97% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share payable on February 15, 2021 to shareholders of record as of February 4, 2021. This is the 105th consecutive quarter in which the Company has paid a cash dividend. Ronald J. Seiffert, Chairman, President and CEO, added, "We are extremely proud that we were able to maintain our dividend throughout 2020 despite the challenges of COVID-19 on bank earnings. Based on the current market value of the Company's stock, this represents an annualized dividend yield of approximately 5.50%, which continues to be among the highest in our peer group."

Mr. Seiffert continued, “When looking back over a very challenging 2020, I am amazed at what our team accomplished during the midst of COVID-19. We successfully adopted CECL in the first quarter followed closely by the close and conversion of MutualBank on April 24th, the largest acquisition in the company’s history. We also completed a very successful $125 million sub-debt offering in September. This additional liquidity and capital at the holding company allowed us to resume our existing five million share common stock buyback program, of which we successfully repurchased approximately 760,000 shares in the fourth quarter at an average price of $12.20. Finally, we completed our branch optimization program which resulted in the consolidation of 43 offices in December 2020. In addition to all of these initiatives, we will be launching our digital strategy this year which will significantly enhance our online banking capabilities and streamline our account opening processes. We want to give our customers the same award winning experience online as they are accustomed to receiving in our branch offices. In addition, we are expanding our capabilities in mortgage banking to all of our markets and expanding our geographic footprint for dealer services' indirect auto and power sports lending. We have acquired talent to enhance our treasury management services, added resources to our corporate finance capabilities, created a healthcare vertical with a dedicated subject matter expert and will be opening a Loan Production Office in the greater Philadelphia market with the addition of a team of capable middle market bankers. As rewarding as 2020 was, we are even more optimistic about 2021."

Net interest income increased by $13.9 million, or 15.7%, to $102.9 million for the quarter ended December 31, 2020, from $88.9 million for the quarter ended December 31, 2019, primarily due to a $7.8 million, or 8.0%, increase in interest income on loans receivable and a $6.2 million, or 47.9%, decrease in interest expense on deposits. The increase in interest income was primarily due to an increase of $1.935 billion, or 22.2%, in the average balance of loans which more than offset the decline experienced from a reduction in the yield on loans to 3.97% for the quarter ended December 31, 2020 from 4.47% for the same quarter last year. The decrease in interest expense was primarily due to a decrease in our interest-bearing cost of deposits to 0.30% for the quarter ended December 31, 2020 from 0.75% for the quarter ended December 31, 2019 which was partially offset by the growth in the average balance of interest-bearing deposits by $1.991 billion, or 29.1%. The net impact of these changes caused the Company's net interest margin to decrease to 3.26% for the quarter ended December 31, 2020 from 3.73% for the same quarter last year.

     The provision for credit losses decreased by $10.5 million, or 127.1%, due to a release of the allowance for credit losses of $2.2 million for the quarter ended December 31, 2020, compared to an expense of $8.2 million for the quarter ended December 31, 2019. This decrease in the provision was primarily the result of improvements in the economic forecasts.

    Noninterest income increased by $3.9 million, or 13.9%, to $32.1 million for the quarter ended December 31, 2020, from $28.2 million for the quarter ended December 31, 2019.  This increase was primarily due to the increase in mortgage banking income of $5.6 million to $7.1 million for the quarter ended December 31, 2020 from $1.5 million for the quarter ended December 31, 2019. Our successful mortgage banking income was the result of continued efforts to expand our secondary market sales capabilities over the past year, as well as an interest rate environment conducive to refinance activity and attractive secondary market pricing. Also contributing to this increase was a $1.2 million, or 26.7%, increase in trust and other financial services income due to additional fee income received as a result of the acquisition of MutualBank. Partially offsetting these increases was a decrease in other operating income of $1.4 million, or 34.9%, due to a decline in swap fee income as well as a decrease of service charges and fees of $1.1 million, or 7.4%, primarily as a result of the fee income cap of the Durbin amendment on debit card interchange revenue which took effect for Northwest on July 1, 2020.

Noninterest expense increased by $16.3 million, or 21.3%, to $92.8 million for the quarter ended December 31, 2020, from $76.6 million for the quarter ended December 31, 2019. This increase primarily resulted from a $6.1 million increase in acquisition and branch optimization expense due to expenses incurred as part of the branch optimization initiative that occurred during December. In addition, compensation and employee benefits increased $6.1 million, or 14.6%, due to internal growth of compensation and staff as well as the addition of MutualBank employees. Also contributing to this increase was an increase in processing expenses of $1.9 million, or 18.7%, as we continue to invest in technology and infrastructure and as activity driven utilization fees for online and mobile banking and loan origination platforms has increased. Lastly, federal deposit insurance premiums increased $1.7 million due to assessment credits received in the previous year.

    Net income for the year ended December 31, 2020 was $74.9 million, or $0.62 per diluted share. This represents a decrease of $35.6 million, or 32.2%, compared to the year ended December 31, 2019, when net income was $110.4 million, or $1.04 per diluted share. The annualized returns on average shareholders' equity and average assets for the year ended December 31, 2020 were 4.72% and 0.58% compared to 8.36% and 1.07% for the prior year. This decrease in net income was the result of an increase in provision for credit losses of $61.3 million primarily as a result of COVID-19 and the expected impact on the allowance for credit losses as well as the acquisition of MutualBank and the required provision associated with the adoption of ASU 2016-13, Current Expected Credit Losses ("CECL"). In addition, noninterest expense increased by $51.4 million, or 17.4%, primarily as a result of the additional operating expenses of MutualBank as well as the one-time costs associated with acquisitions and branch optimization costs which increased $16.6 million for the year. Partially offsetting these factors was an increase in net interest income over the prior year of $31.3 million, or 8.7%, due to balance sheet growth during the year as well as a $32.9 million, or 33.1%, increase in fee income highlighted by a $27.6 million increase in mortgage banking income.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. As of December 31, 2020, Northwest operates 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$736,277	656,749	60,846
Marketable securities available-for-sale (amortized cost of $1,375,685, $1,385,835 and $815,495, respectively)	1,398,941	1,409,150	819,901
Marketable securities held-to-maturity (fair value of $179,666, $16,168 and $18,223, respectively)	178,887	15,333	18,036
Total cash and cash equivalents and marketable securities	2,314,105	2,081,232	898,783

Residential mortgage loans held-for-sale	58,786	25,140	7,709
Residential mortgage loans	3,009,335	3,118,229	2,860,418
Home equity loans	1,467,736	1,484,365	1,342,918
Consumer loans	1,507,993	1,487,083	1,125,132
Commercial real estate loans	3,345,889	3,319,743	2,754,390
Commercial loans	1,191,110	1,347,292	718,107
Total loans receivable	10,580,849	10,781,852	8,808,674
Allowance for credit losses	(134,427)	(140,209)	(57,941)
Loans receivable, net	10,446,422	10,641,643	8,750,733

Federal Home Loan Bank stock, at cost	21,748	23,171	14,740
Accrued interest receivable	35,554	36,916	25,755
Real estate owned, net	2,232	2,575	950
Premises and equipment, net	161,538	166,919	147,409
Bank-owned life insurance	253,951	252,621	189,091
Goodwill	382,279	386,044	346,103
Other intangible assets, net	19,936	21,601	23,076
Other assets	168,503	176,083	97,268
Total assets	$13,806,268	13,788,805	10,493,908
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,716,224	2,641,234	1,609,653
Interest-bearing demand deposits	2,755,950	2,663,878	1,944,108
Money market deposit accounts	2,437,539	2,396,567	1,863,998
Savings deposits	2,047,424	2,022,918	1,604,838
Time deposits	1,642,096	1,732,022	1,569,410
Total deposits	11,599,233	11,456,619	8,592,007

Borrowed funds	283,044	398,216	246,336
Junior subordinated debentures	128,794	128,729	121,800
Advances by borrowers for taxes and insurance	45,230	29,755	44,556
Accrued interest payable	2,054	1,002	1,142
Other liabilities	209,210	227,253	134,782
Total liabilities	12,267,565	12,241,574	9,140,623
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,019,452, 127,801,297, and 106,859,088 shares issued and outstanding, respectively	1,270	1,278	1,069
Paid-in capital	1,015,502	1,023,827	805,750
Retained earnings	555,480	544,695	583,407
Accumulated other comprehensive loss	(33,549)	(22,569)	(36,941)
Total shareholders’ equity	1,538,703	1,547,231	1,353,285
Total liabilities and shareholders’ equity	$13,806,268	13,788,805	10,493,908

Equity to assets	11.14%	11.22%	12.90%
Tangible common equity to assets	8.48%	8.52%	9.72%
Book value per share	$12.11	12.11	12.66
Tangible book value per share	$8.95	8.92	9.21
Closing market price per share	$12.74	9.20	16.63
Full time equivalent employees	2,421	2,523	2,209
Number of banking offices	170	213	181

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income/(Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

Interest income:
Loans receivable	$105,681	107,241	103,012	94,973	97,866
Mortgage-backed securities	4,551	4,652	4,038	4,175	4,237
Taxable investment securities	471	427	439	648	683
Tax-free investment securities	656	655	564	185	201
FHLB dividends	192	218	309	262	262
Interest-earning deposits	178	221	185	135	169
Total interest income	111,729	113,414	108,547	100,378	103,418
Interest expense:
Deposits	6,714	8,443	9,336	11,403	12,893
Borrowed funds	2,127	1,437	1,133	1,747	1,580
Total interest expense	8,841	9,880	10,469	13,150	14,473
Net interest income	102,888	103,534	98,078	87,228	88,945
Provision for credit losses	(2,230)	6,818	51,750	27,637	8,223
Net interest income after provision for credit losses	105,118	96,716	46,328	59,591	80,722
Noninterest income:
Gain/(loss) on sale of investments	75	(12)	(8)	181	27
Gain on sale of loans	—	—	—	1,302	908
Service charges and fees	13,074	14,354	13,069	15,116	14,125
Trust and other financial services income	5,722	5,376	4,823	5,001	4,517
Insurance commission income	2,034	2,331	2,395	2,372	1,858
Gain/(loss) on real estate owned, net	114	(32)	(97)	(91)	86
Income from bank-owned life insurance	1,330	1,576	1,248	1,036	1,121
Mortgage banking income	7,120	11,055	12,022	1,194	1,494
Other operating income	2,654	2,022	2,044	1,865	4,077
Total noninterest income	32,123	36,670	35,496	27,976	28,213
Noninterest expense:
Compensation and employee benefits	48,209	47,371	40,049	42,746	42,074
Premises and occupancy costs	7,614	8,342	7,195	7,471	7,051
Office operations	4,009	4,626	3,711	3,382	4,097
Collections expense	893	1,264	644	474	566
Processing expenses	12,186	15,042	11,680	11,142	10,263
Marketing expenses	1,994	2,147	2,047	1,507	1,010
Federal deposit insurance premiums	1,651	1,498	1,618	—	—
Professional services	3,599	3,246	2,825	2,812	3,533
Amortization of intangible assets	1,664	1,781	1,760	1,651	1,634
Real estate owned expense	64	111	89	95	72
Acquisition/branch optimization expense	7,238	1,414	9,679	2,458	1,114
Other expenses	3,728	27	7,866	4,873	5,157
Total noninterest expense	92,849	86,869	89,163	78,611	76,571
Income/(loss) before income taxes	44,392	46,517	(7,339)	8,956	32,364
Income tax expense/(benefit)	9,327	8,467	(1,139)	1,017	6,773
Net income/(loss)	$35,065	38,050	(6,200)	7,939	25,591

Basic earnings/(loss) per share	$0.28	0.30	(0.05)	0.08	0.24
Diluted earnings/(loss) per share	$0.28	0.30	(0.05)	0.07	0.24

Weighted average common shares outstanding - basic	126,713,429	126,855,810	121,480,563	105,882,553	105,627,194
Weighted average common shares outstanding - diluted	126,728,602	126,855,810	121,480,563	106,148,247	106,306,615

Annualized return on average equity	9.00%	9.82%	(1.63)%	2.37%	7.52%
Annualized return on average assets	1.01%	1.09%	(0.18)%	0.30%	0.97%
Annualized return on tangible common equity **	12.27%	13.28%	(2.22)%	3.28%	10.32%

Efficiency ratio *	62.18%	59.68%	58.19%	64.67%	63.01%
Annualized noninterest expense to average assets *	2.42%	2.39%	2.30%	2.83%	2.80%
*    Excludes acquisition/branch optimization expenses and amortization of intangible assets (non-GAAP).
**    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2020	2019
Interest income:
Loans receivable	$410,907	394,809
Mortgage-backed securities	17,416	16,670
Taxable investment securities	1,985	3,401
Tax-free investment securities	2,060	844
FHLB dividends	981	1,056
Interest-earning deposits	719	600
Total interest income	434,068	417,380
Interest expense:
Deposits	35,896	49,216
Borrowed funds	6,444	7,698
Total interest expense	42,340	56,914
Net interest income	391,728	360,466
Provision for credit losses	83,975	22,659
Net interest income after provision for credit losses	307,753	337,807
Noninterest income:
Gain on sale of investments	236	50
Gain on sale of loans	1,302	1,734
Service charges and fees	55,613	53,065
Trust and other financial services income	20,922	17,765
Insurance commission income	9,132	8,068
Loss on real estate owned, net	(106)	(53)
Income from bank-owned life insurance	5,190	4,418
Mortgage banking income	31,391	3,819
Other operating income	8,585	10,541
Total noninterest income	132,265	99,407
Noninterest expense:
Compensation and employee benefits	178,375	163,086
Premises and occupancy costs	30,622	28,717
Office operations	15,728	14,133
Collections expense	3,275	2,560
Processing expenses	50,050	42,453
Marketing expenses	7,695	6,998
Federal deposit insurance premiums	4,767	685
Professional services	12,482	12,287
Amortization of intangible assets	6,856	6,543
Real estate owned expense	359	478
Acquisition/branch optimization expense	20,789	4,168
Other expenses	16,494	13,995
Total noninterest expense	347,492	296,103
Income before income taxes	92,526	141,111
Income tax expense	17,672	30,679
Net income	$74,854	110,432

Basic earnings per share	$0.62	1.05
Diluted earnings per share	$0.62	1.04

Weighted average common shares outstanding - basic	120,244,474	104,878,774
Weighted average common shares outstanding - diluted	120,244,474	105,839,149

Return on average equity	4.72%	8.36%
Return on average assets	0.58%	1.07%
Return on tangible common equity **	6.59%	11.22%

Efficiency ratio *	61.04%	62.06%
Noninterest expense to average assets *	2.48%	2.76%
*    Excludes acquisition/branch optimization expenses and amortization of intangible assets (non-GAAP).
**    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Operating results (non-GAAP):
Net interest income	$102,888	88,945	391,728	360,466
Provision for credit losses	2,647	8,223	24,198	22,659
Noninterest income	32,123	28,213	132,265	99,407
Noninterest expense	85,611	75,457	328,703	291,935
Income taxes	9,988	7,085	39,670	31,846
Net operating income (non-GAAP)	$36,765	26,393	131,422	113,433
Diluted earnings per share (non-GAAP)	$0.29	0.25	1.09	1.07

Average equity	$1,550,481	1,349,803	1,584,747	1,321,452
Average assets	13,791,854	10,447,710	12,892,120	10,329,017
Annualized return on average equity (non-GAAP)	9.43%	7.76%	8.29%	8.58%
Annualized return on average assets (non-GAAP)	1.06%	1.00%	1.02%	1.10%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$36,765	26,393	131,422	113,433
Non-GAAP adjustments, net of tax:
COVID-related provision **	3,511	—	(29,951)	—
CECL provision impact due to acquisition of MutualBank	—	—	(13,089)	—
PPP deferred origination costs	—	—	3,034	—
COVID-related off balance sheet provision **	—	—	(1,594)	—
Acquisition/branch optimization expense	(5,211)	(802)	(14,968)	(3,001)
Net income (GAAP)	$35,065	25,591	74,854	110,432
Diluted earnings per share (GAAP)	$0.28	0.24	0.62	1.04

Annualized return on average equity (GAAP)	9.00%	7.52%	4.72%	8.36%
Annualized return on average assets (GAAP)	1.01%	0.97%	0.58%	1.07%

* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude estimated COVID-related provision, CECL provision related to the acquisition of MutualBank, PPP deferred origination costs, estimated COVID-related off balance sheet provision and acquisition/branch optimization expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.
** To arrive at the non-COVID related provision estimates, the Company applied Moody's forecast scenarios prior to the onset of COVID-19 to the Company's loan portfolio at December 31, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At December 31, 2020
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,654,208	16.641%	$1,043,790	10.500%	$994,086	10.000%
Northwest Bank	1,478,320	14.886%	1,042,751	10.500%	993,096	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,406,320	14.147%	844,973	8.500%	795,268	8.000%
Northwest Bank	1,354,027	13.634%	844,132	8.500%	794,477	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,281,515	12.891%	695,860	7.000%	646,156	6.500%
Northwest Bank	1,354,027	13.634%	695,167	7.000%	645,513	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,406,320	10.145%	554,501	4.000%	693,126	5.000%
Northwest Bank	1,354,027	9.903%	546,905	4.000%	683,631	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2019 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	At December 31, 2020
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
Debt issued by the U.S. government and agencies:
Due after ten years	$40,761	211	(55)	40,917

Debt issued by government sponsored enterprises:
Due in less than one year	24,976	159	—	25,135
Due in one year through five years	238	3	—	241
Due in five years through ten years	68,973	238	(80)	69,131

Municipal securities:
Due in less than one year	4,008	14	—	4,022
Due in one year through five years	2,803	63	(2)	2,864
Due in five years through ten years	16,045	429	(5)	16,469
Due after ten years	89,778	3,752	(72)	93,458

Residential mortgage-backed securities:
Fixed rate pass-through	339,406	7,125	(86)	346,445
Variable rate pass-through	14,778	431	(20)	15,189
Fixed rate agency CMOs	723,586	11,758	(1,093)	734,251
Variable rate agency CMOs	50,333	519	(33)	50,819
Total residential mortgage-backed securities	1,128,103	19,833	(1,232)	1,146,704
Total marketable securities available-for-sale	$1,375,685	24,702	(1,446)	1,398,941

Marketable securities held-to-maturity
Debt issued by the U.S. government and agencies:
Due in five years through ten years	$67,990	12	(123)	67,879

Residential mortgage-backed securities:
Fixed rate pass-through	22,039	135	—	22,174
Variable rate pass-through	919	30	—	949
Fixed rate agency CMOs	87,335	712	(2)	88,045
Variable rate agency CMOs	604	15	—	619
Total residential mortgage-backed securities	110,897	892	(2)	111,787
Total marketable securities held-to-maturity	$178,887	904	(125)	179,666

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	At December 31, 2020
	Amount	Average rate
Term notes payable to the Federal Home Loan Bank (FHLB):
Payable to the FHLB of Indianapolis acquired from MutualBank	$22,054	1.92%
Total term notes payable to the FHLB	22,054
Collateralized borrowings, due within one year	137,661	0.19%
Subordinated debentures, net of issuance costs	123,329	4.00%
Total borrowed funds *	$283,044

* As of December 31, 2020, the Company had $3.9 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $250.0 million overnight line of credit, which had no balance, as well as $95.4 million of borrowing capacity available with the Federal Reserve Bank and $110.0 million of borrowing capacity with three correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Nonaccrual loans current:
Residential mortgage loans	$21	1,128	413	285	72
Home equity loans	154	366	481	592	197
Consumer loans	207	234	214	77	78
Commercial real estate loans	20,317	22,610	30,677	14,337	9,241
Commercial loans	16,027	6,488	6,551	3,514	3,424
Total nonaccrual loans current	$36,726	30,826	38,336	18,805	13,012
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$647	60	61	691	674
Home equity loans	338	445	247	159	224
Consumer loans	301	230	335	143	121
Commercial real estate loans	1,416	692	2,372	496	196
Commercial loans	87	57	—	—	55
Total nonaccrual loans delinquent 30 days to 59 days	$2,789	1,484	3,015	1,489	1,270
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$767	576	1,013	218	1,048
Home equity loans	190	618	960	539	689
Consumer loans	583	781	666	488	417
Commercial real estate loans	714	2,745	163	2,096	413
Commercial loans	48	15	768	37	341
Total nonaccrual loans delinquent 60 days to 89 days	$2,302	4,735	3,570	3,378	2,908
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$14,489	14,750	15,369	10,457	12,682
Home equity loans	8,441	7,845	7,060	5,816	5,635
Consumer loans	5,473	5,352	6,896	3,459	3,610
Commercial real estate loans	25,287	35,496	29,729	25,342	25,014
Commercial loans	7,325	6,310	11,535	16,685	4,739
Total nonaccrual loans delinquent 90 days or more	$61,015	69,753	70,589	61,759	51,680
Total nonaccrual loans	$102,832	106,798	115,510	85,431	68,870
Total nonaccrual loans	$102,832	106,798	115,510	85,431	68,870
Loans 90 days past maturity and still accruing	585	495	77	31	32
Nonperforming loans	103,417	107,293	115,587	85,462	68,902
Real estate owned, net	2,232	2,575	1,897	1,075	950
Nonperforming assets	$105,649	109,868	117,484	86,537	69,852
Nonaccrual troubled debt restructuring *	$10,704	17,120	17,562	17,375	9,043
Accruing troubled debt restructuring	21,431	17,684	17,888	15,977	22,956
Total troubled debt restructuring	$32,135	34,804	35,450	33,352	31,999

Nonperforming loans to total loans	0.98%	1.00%	1.06%	0.97%	0.78%
Nonperforming assets to total assets	0.77%	0.80%	0.85%	0.81%	0.67%
Allowance for credit losses to total loans	1.27%	1.30%	1.29%	1.05%	0.66%
Allowance for total loans excluding PPP loan balance	1.32%	1.36%	1.36%	N/A	N/A
Allowance for credit losses to nonperforming loans	129.99%	130.68%	121.63%	108.70%	84.09%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2020	Pass	Special mention*	Substandard**	Doubtful***	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,042,544	—	25,577	—	—	3,068,121
Home equity loans	1,455,474	—	12,262	—	—	1,467,736
Consumer loans	1,499,004	—	8,989	—	—	1,507,993
Total Personal Banking	5,997,022	—	46,828	—	—	6,043,850
Commercial Banking:
Commercial real estate loans	2,852,705	108,021	385,163	—	—	3,345,889
Commercial loans	1,092,498	41,278	57,334	—	—	1,191,110
Total Commercial Banking	3,945,203	149,299	442,497	—	—	4,536,999
Total loans	$9,942,225	149,299	489,325	—	—	10,580,849
At September 30, 2020
Personal Banking:
Residential mortgage loans	$3,117,442	—	25,927	—	—	3,143,369
Home equity loans	1,471,919	—	12,446	—	—	1,484,365
Consumer loans	1,478,109	—	8,974	—	—	1,487,083
Total Personal Banking	6,067,470	—	47,347	—	—	6,114,817
Commercial Banking:
Commercial real estate loans	2,850,611	110,073	359,059	—	—	3,319,743
Commercial loans	1,255,255	40,631	51,406	—	—	1,347,292
Total Commercial Banking	4,105,866	150,704	410,465	—	—	4,667,035
Total loans	$10,173,336	150,704	457,812	—	—	10,781,852
At June 30, 2020
Personal Banking:
Residential mortgage loans	$3,196,304	—	26,451	—	—	3,222,755
Home equity loans	1,438,339	—	12,031	—	—	1,450,370
Consumer loans	1,508,129	—	9,990	—	—	1,518,119
Total Personal Banking	6,142,772	—	48,472	—	—	6,191,244
Commercial Banking:
Commercial real estate loans	3,034,984	72,755	199,993	1,092	—	3,308,824
Commercial loans	1,270,279	41,458	42,692	4,290	—	1,358,719
Total Commercial Banking	4,305,263	114,213	242,685	5,382	—	4,667,543
Total loans	$10,448,035	114,213	291,157	5,382	—	10,858,787
At March 31, 2020
Personal Banking:
Residential mortgage loans	$2,830,596	—	7,690	—	—	2,838,286
Home equity loans	1,345,052	—	8,211	—	—	1,353,263
Consumer loans	1,174,067	—	3,988	—	—	1,178,055
Total Personal Banking	5,349,715	—	19,889	—	—	5,369,604
Commercial Banking:
Commercial real estate loans	2,537,736	73,967	143,765	—	—	2,755,468
Commercial loans	618,267	43,071	50,464	—	—	711,802
Total Commercial Banking	3,156,003	117,038	194,229	—	—	3,467,270
Total loans	$8,505,718	117,038	214,118	—	—	8,836,874
At December 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,582	—	9,545	—	—	2,868,127
Home equity loans	1,336,111	—	6,807	—	—	1,342,918
Consumer loans	1,120,732	—	4,400	—	—	1,125,132
Total Personal Banking	5,315,425	—	20,752	—	—	5,336,177
Commercial Banking:
Commercial real estate loans	2,538,816	80,570	135,004	—	—	2,754,390
Commercial loans	616,983	42,380	58,744	—	—	718,107
Total Commercial Banking	3,155,799	122,950	193,748	—	—	3,472,497
Total loans	$8,471,224	122,950	214,500	—	—	8,808,674
*     Includes $31.3 million, $34.7 million, $37.4 million, $13.1 million, and $10.3 million of acquired loans at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
**     Includes $153.2 million, $129.2 million, $108.2 million, $56.8 million, and $53.1 million of acquired loans at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
*** Includes $1.1 million of acquired loans at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2020		*	September 30, 2020		*	June 30, 2020		*	March 31, 2020		*	December 31, 2019		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	315	$28,797	0.9%	17	$736	—%	15	$629	—%	358	$32,755	1.2%	292	$23,296	0.8%
Home equity loans	138	4,763	0.3%	129	4,984	0.3%	118	4,569	0.3%	190	7,061	0.5%	173	6,469	0.5%
Consumer loans	1,279	10,574	0.7%	1,078	8,586	0.6%	629	7,199	0.5%	953	8,774	0.7%	960	9,208	0.8%
Commercial real estate loans	43	10,923	0.3%	28	5,090	0.2%	46	14,177	0.4%	58	12,895	0.5%	43	7,921	0.3%
Commercial loans	37	6,405	0.5%	19	1,797	0.1%	12	1,242	0.1%	35	7,545	1.1%	32	1,187	0.2%
Total loans delinquent 30 days to 59 days	1,812	$61,462	0.6%	1,271	$21,193	0.2%	820	$27,816	0.3%	1,594	$69,030	0.8%	1,500	$48,081	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	84	$5,083	0.2%	65	$4,788	0.2%	64	$5,364	0.2%	11	$511	—%	67	$5,693	0.2%
Home equity loans	47	1,656	0.1%	56	1,860	0.1%	59	2,326	0.2%	65	2,652	0.2%	66	2,405	0.2%
Consumer loans	322	2,742	0.2%	323	3,049	0.2%	258	2,916	0.2%	265	2,610	0.2%	395	3,302	0.3%
Commercial real estate loans	11	1,615	—%	14	4,212	0.1%	18	3,913	0.1%	12	2,981	0.1%	19	1,690	0.1%
Commercial loans	10	864	0.1%	7	357	—%	15	1,151	0.1%	10	309	—%	17	6,403	0.9%
Total loans delinquent 60 days to 89 days	474	$11,960	0.1%	465	$14,266	0.1%	414	$15,670	0.1%	363	$9,063	0.1%	564	$19,493	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	168	$14,489	0.5%	168	$14,750	0.5%	185	$15,369	0.5%	129	$10,457	0.4%	141	$12,775	0.4%
Home equity loans	207	8,441	0.6%	193	7,845	0.5%	182	7,060	0.5%	152	5,816	0.4%	159	5,688	0.4%
Consumer loans	720	6,058	0.4%	696	5,847	0.4%	709	6,896	0.5%	445	3,459	0.3%	590	3,611	0.3%
Commercial real estate loans	119	25,287	0.8%	136	35,496	1.1%	149	29,729	0.9%	139	25,342	0.9%	129	25,014	0.9%
Commercial loans	37	7,325	0.6%	34	6,310	0.5%	47	11,535	0.8%	51	16,685	0.2%	37	4,739	0.7%
Total loans delinquent 90 days or more	1,251	$61,600	0.6%	1,227	$70,248	0.7%	1,272	$70,589	0.7%	916	$61,759	0.7%	1,056	$51,827	0.6%

Total loans delinquent	3,537	$135,022	1.3%	2,963	$105,707	1.0%	2,506	$114,075	1.1%	2,873	$139,852	1.6%	3,120	$119,401	1.4%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $6.6 million, $20.3 million, $18.0 million, and $298,000 at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, respectively, and purchased credit impaired loans of $147,000 at December 31, 2019.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)
(dollars in thousands)
Loans outstanding
The following table provides delinquency information for various loan sectors in our portfolio that are potentially vulnerable to the COVID-19 pandemic impacts at December 31, 2020:

At December 31, 2020	30-59 days delinquent	*	60-89 days delinquent	*	90 days or greater delinquent	*	Total delinquent	*	Current	*	Total loans receivable	*
Restaurants/bars	$417	—%	$276	—%	$754	—%	$1,447	—%	$91,703	0.9%	$93,150	0.9%
Hotels/hospitality	—	—%	—	—%	1,074	—%	1,074	—%	177,016	1.7%	178,090	1.7%
Gyms and fitness	—	—%	—	—%	—	—%	—	—%	4,113	—%	4,113	—%
Transportation	33	—%	43	—%	431	—%	507	—%	72,786	0.7%	73,293	0.7%
Oil and gas	—	—%	—	—%	7	—%	7	—%	10,083	0.1%	10,090	0.1%
Residential care facilities	—	—%	—	—%	500	—%	500	—%	246,221	2.3%	246,721	2.3%
Retail buildings	1,072	—%	—	—%	520	—%	1,592	—%	443,275	4.2%	444,867	4.2%
Education/student housing	—	—%	—	—%	1,872	—%	1,872	—%	139,790	1.3%	141,662	1.3%
Construction/development:
Education/student housing	—	—%	—	—%	—	—%	—	—%	51,675	0.5%	51,675	0.5%
Hotels/hospitality	—	—%	—	—%	—	—%	—	—%	25,633	0.2%	25,633	0.2%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	37,604	0.4%	37,604	0.4%
All other construction/development	268	—%	—	—%	5,465	0.1%	5,733	0.1%	183,947	1.7%	189,680	1.8%
All other sectors	59,672	0.6%	11,641	0.1%	50,977	0.5%	122,290	1.2%	8,961,981	84.7%	9,084,271	85.9%
Total loans	$61,462	0.6%	$11,960	0.1%	$61,600	0.6%	$135,022	1.3%	$10,445,827	98.7%	$10,580,849	100.0%
* Percent of total loans outstanding.
Loan deferrals
The following table represents loans that entered into and are currently in a deferment offered by the Company to aid customers in the COVID-19 pandemic as of December 31, 2020. Of these loan deferrals, 257 borrowers applied for and received PPP loans totaling approximately $39.9 million:

	Balance as of September 30, 2020			Loans returned to full payment status, net of payments		New loans entered into first deferral		Balance as of December 31, 2020
	Number of loans	Outstanding principal balance	*	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance		*
Residential mortgage loans	111	$15,967	0.5%	90	$12,914	22	$3,389	43	$6,442		0.2%
Home equity loans	48	3,639	0.2%	37	2,536	30	1,512	41	2,615		0.2%
Consumer loans	123	2,348	0.2%	102	1,950	62	901	83	1,299		0.1%
Commercial real estate loans	94	183,661	5.5%	71	68,855	11	3,406	34	118,212		3.5%
Commercial loans	28	7,085	0.5%	14	6,071	8	318	22	1,332		0.1%
Total loans	404	$212,700	2.0%	314	$92,326	133	$9,526	223	$129,900	**	1.2%
* Percent of total loans outstanding by the respective total amount of that type of loan.
** As of December 31, 2020, first loan deferrals totaled $9.5 million, second loan deferrals totaled $67.5 million, and third loan deferrals totaled $52.9 million. $91.9 million of loan deferrals expire in Q1 2021 and $38.0 million of loan deferrals expire in Q2 2021. In addition, of the $129.9 million total loan deferrals, $108.7 million are in the hospitality industry.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Beginning balance	$140,209	140,586	92,897	57,941	52,859
CECL adoption	—	—	—	10,792	—
Initial allowance on loans purchased with credit deterioration	—	—	8,845	—	—
Provision	(2,230)	6,818	51,750	27,637	8,223
Charge-offs residential mortgage	(407)	(129)	(38)	(343)	(222)
Charge-offs home equity	(58)	(88)	(173)	(289)	(113)
Charge-offs consumer	(2,623)	(3,356)	(3,191)	(3,488)	(3,142)
Charge-offs commercial real estate	(2,770)	(532)	(690)	(331)	(107)
Charge-offs commercial	(156)	(4,892)	(10,349)	(815)	(1,143)
Recoveries	2,462	1,802	1,535	1,793	1,586
Ending balance	$134,427	140,209	140,586	92,897	57,941
Net charge-offs to average loans, annualized	0.13%	0.27%	0.51%	0.16%	0.14%

	Year ended December 31,
	2020	2019
Beginning balance	$57,941	55,214
CECL adoption	10,792	—
Initial allowance on loans purchased with credit deterioration	8,845	—
Provision	83,975	22,659
Charge-offs residential mortgage	(917)	(1,166)
Charge-offs home equity	(608)	(1,121)
Charge-offs consumer	(12,658)	(11,807)
Charge-offs commercial real estate	(4,323)	(5,467)
Charge-offs commercial	(16,212)	(6,651)
Recoveries	7,592	6,280
Ending balance	$134,427	57,941
Net charge-offs to average loans	0.27%	0.23%

	December 31, 2020
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,753,593	6,049	314,528	1,217	3,068,121	7,266
Home equity loans	1,175,703	4,579	292,033	1,413	1,467,736	5,992
Consumer loans	1,283,106	14,949	224,887	2,747	1,507,993	17,696
Personal Banking Loans	5,212,402	25,577	831,448	5,377	6,043,850	30,954
Commercial real estate loans	2,567,124	70,707	778,765	19,192	3,345,889	89,899
Commercial loans	1,019,482	6,590	171,628	6,984	1,191,110	13,574
Commercial Banking Loans	3,586,606	77,297	950,393	26,176	4,536,999	103,473
Total Loans	$8,799,008	102,874	1,781,841	31,553	10,580,849	134,427

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,089,916	27,503	3.56%	$3,176,436	28,769	3.62%	$3,092,392	29,019	3.75%	$2,845,483	28,062	3.94%	$2,847,932	28,011	3.93%
Home equity loans	1,472,527	13,535	3.66%	1,479,429	13,732	3.69%	1,415,091	13,806	3.92%	1,345,059	14,801	4.43%	1,333,748	15,354	4.57%
Consumer loans	1,444,860	15,874	4.37%	1,437,828	15,851	4.39%	1,375,130	14,993	4.39%	1,123,336	12,160	4.35%	1,073,565	12,016	4.44%
Commercial real estate loans	3,317,418	37,965	4.48%	3,306,386	36,887	4.37%	3,156,749	34,595	4.34%	2,747,419	31,437	4.53%	2,741,687	32,985	4.71%
Commercial loans	1,325,047	11,414	3.37%	1,377,223	12,603	3.58%	1,161,228	11,269	3.84%	712,621	8,856	4.92%	717,438	9,841	5.37%
Total loans receivable (a) (b) (d)	10,649,768	106,291	3.97%	10,777,302	107,842	3.98%	10,200,590	103,682	4.09%	8,773,918	95,316	4.37%	8,714,370	98,207	4.47%
Mortgage-backed securities (c)	1,166,739	4,551	1.56%	1,004,803	4,651	1.85%	714,657	4,038	2.26%	668,470	4,175	2.50%	667,910	4,237	2.54%
Investment securities (c) (d)	252,898	1,380	2.18%	216,081	1,336	2.47%	170,309	1,244	2.92%	144,152	881	2.44%	151,289	938	2.48%
FHLB stock, at cost	23,346	192	3.27%	25,595	218	3.39%	22,192	309	5.60%	15,931	262	6.61%	13,400	262	7.76%
Other interest-earning deposits	632,494	178	0.11%	791,601	221	0.11%	623,870	185	0.12%	34,697	135	1.54%	31,624	169	2.09%
Total interest-earning assets	12,725,245	112,592	3.52%	12,815,382	114,268	3.55%	11,731,618	109,458	3.75%	9,637,168	100,769	4.21%	9,578,593	103,813	4.30%
Noninterest-earning assets (e)	1,066,609			1,088,273			1,858,513			960,303			869,117
Total assets	$13,791,854			$13,903,655			$13,590,131			$10,597,471			$10,447,710
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,028,155	617	0.12%	$2,015,604	648	0.13%	$1,884,202	648	0.14%	$1,611,111	727	0.18%	$1,615,996	792	0.19%
Interest-bearing demand deposits	2,699,515	476	0.07%	2,680,591	763	0.11%	2,428,060	812	0.13%	1,915,871	1,307	0.27%	1,769,623	1,570	0.35%
Money market deposit accounts	2,426,513	960	0.16%	2,347,097	1,347	0.23%	2,204,810	1,600	0.29%	1,921,243	3,088	0.65%	1,845,535	3,226	0.69%
Time deposits	1,676,094	4,660	1.11%	1,782,350	5,685	1.27%	1,761,260	6,276	1.43%	1,528,891	6,281	1.65%	1,607,992	7,305	1.80%
Borrowed funds (f)	352,392	1,469	1.66%	420,715	717	0.68%	371,700	296	0.32%	240,118	709	1.19%	177,670	444	0.99%
Junior subordinated debentures	128,752	659	2.00%	128,658	720	2.19%	127,472	837	2.60%	121,809	1,038	3.37%	121,796	1,136	3.65%
Total interest-bearing liabilities	9,311,421	8,841	0.38%	9,375,015	9,880	0.42%	8,777,504	10,469	0.48%	7,339,043	13,150	0.72%	7,138,612	14,473	0.80%
Noninterest-bearing demand deposits (g)	2,675,986			2,703,266			2,401,368			1,640,180			1,800,861
Noninterest-bearing liabilities	253,966			284,440			882,391			268,139			158,434
Total liabilities	12,241,373			12,362,721			12,061,263			9,247,362			9,097,907
Shareholders’ equity	1,550,481			1,540,934			1,528,868			1,350,109			1,349,803
Total liabilities and shareholders’ equity	$13,791,854			$13,903,655			$13,590,131			$10,597,471			$10,447,710
Net interest income/Interest rate spread		103,751	3.14%		104,388	3.13%		98,989	3.27%		87,619	3.48%		89,340	3.50%
Net interest-earning assets/Net interest margin	$3,413,824		3.26%	$3,440,367		3.26%	$2,954,114		3.38%	$2,298,125		3.66%	$2,439,981		3.73%
Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.37X			1.34X			1.31X			1.34X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings, and subordinated debt.
(g)    Average cost of deposits were 0.23%, 0.29%, 0.35%, 0.53%, and 0.59%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were — Loans: 3.94%, 3.96%, 4.06%, 4.35%, and 4.46%, respectively, Investment securities: 1.78%, 2.00%, 2.36%, 2.31%, and 2.34%, respectively, Interest-earning assets: 3.48%, 3.52%, 3.72%, 4.19%, and 4.28%, respectively. GAAP basis net interest rate spreads were 3.11%, 3.10%, 3.24%, 3.47%, and 3.48%, respectively, and GAAP basis net interest margins were 3.23%, 3.23%, 3.34%, 3.64%, and 3.71%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
     The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2020			2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,051,582	113,353	3.71%	$2,860,765	115,583	4.04%
Home equity loans	1,436,632	55,875	3.89%	1,308,908	64,222	4.91%
Consumer loans	1,338,120	58,878	4.40%	980,623	44,859	4.57%
Commercial real estate loans	3,132,976	140,883	4.42%	2,725,792	132,915	4.81%
Commercial loans	1,145,143	44,142	3.79%	678,866	38,565	5.60%
Loans receivable (a) (b) (d)	10,104,453	413,131	4.09%	8,554,954	396,144	4.63%
Mortgage-backed securities (c)	889,744	17,416	1.96%	639,764	16,670	2.61%
Investment securities (c) (d)	196,071	4,841	2.47%	205,757	4,470	2.17%
FHLB stock, at cost	21,781	981	4.50%	14,477	1,056	7.29%
Other interest-earning deposits	520,666	719	0.14%	23,305	600	2.54%
Total interest-earning assets	11,732,715	437,088	3.73%	9,438,257	418,940	4.44%
Noninterest-earning assets (e)	1,159,405			890,760
Total assets	$12,892,120			$10,329,017
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,885,517	2,640	0.14%	$1,655,495	3,115	0.19%
Interest-bearing demand deposits	2,432,427	3,358	0.14%	1,651,393	6,012	0.36%
Money market deposit accounts	2,224,904	6,995	0.31%	1,778,661	13,010	0.73%
Time deposits	1,687,381	22,903	1.36%	1,555,726	27,079	1.74%
Borrowed funds (f)	346,442	3,190	0.92%	206,458	2,865	1.39%
Junior subordinated debentures	126,683	3,254	2.53%	120,012	4,833	3.97%
Total interest-bearing liabilities	8,703,354	42,340	0.49%	6,967,745	56,914	0.82%
Noninterest-bearing demand deposits (g)	2,357,725			1,835,622
Noninterest-bearing liabilities	246,294			204,198
Total liabilities	11,307,373			9,007,565
Shareholders’ equity	1,584,747			1,321,452
Total liabilities and shareholders’ equity	$12,892,120			$10,329,017
Net interest income/Interest rate spread		394,748	3.24%		362,026	3.62%
Net interest-earning assets/Net interest margin	$3,029,361		3.36%	$2,470,512		3.84%
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.35X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)    Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings, and subordinated debt.
(g)    Average cost of deposits were 0.34% and 0.58%, respectively.
(h)     Shown on a FTE basis. GAAP basis yields for the periods indicated were — Loans: 4.07% and 4.61%, respectively, Investment securities: 2.06% and 2.06%, respectively, Interest-earning assets: 3.70% and 4.42%, respectively. GAAP basis net interest rate spreads were 3.21% and 3.61%, respectively, and GAAP basis net interest margins were 3.34% and 3.82%, respectively.